EXHIBIT 23 (P) UNDER FORM N-1A
                                              EXHIBIT 24 UNDER ITEM 601/REG. S-K

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints the Secretary, Assistant Secretary(ies) of GREAT PLAINS FUNDS and Senior Corporate Counsel, Mutual Fund Services and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                   TITLE                                 DATE

/S/ EDWARD C. GONZALES       President                         December 6, 1999
Edward C. Gonzales           (Chief Executive Officer)


/S/ BETH S. BRODERICK        Treasurer and Vice President      December 6, 1999
Beth S. Broderick            (Chief Financial and Accounting
                             Officer)

/S/ GEORGE E. HOWARD         Trustee                           December 6, 1999
George E. Howard

/S/ HUGH HANSEN              Trustee                           December 6, 1999

Hugh Hansen

/S/ KEITH C MITCHELL         Trustee                           December 6, 1999
Keith C. Mitchell

/S/ MARTIN A. MASSENGALE     Trustee                           December 6, 1999
Martin A. Massengale







Sworn to and subscribed before me this 6th day of December, 1999

/S/ MADALINE P. KELLY

Notarial Seal
Madaline P. Kelly, Notary Public
Baldwin Boro, Allegheny County
My Commission Expires Feb. 22, 2000